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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    Form 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report:  September 14, 1994



                                   AT&T Corp.


     A New York               Commission File          I.R.S. Employer
     Corporation                 No. 1-1105            No. 13-4924710


            32 Avenue of the Americas, New York, New York 10013-2412

                        Telephone Number (212) 387-5400


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Form 8-K                                                    AT&T Corp.
September 14, 1994

Item 5. Other Events

          The following litigation development relates to the proposed merger (the "Merger") between AT&T Corp. ("AT&T") and McCaw Cellular Communications, Inc. ("McCaw"):

          On September 14, 1994, the U.S. District Court for the Eastern District of New York entered a Stipulation and Order in an action brought by Bell Atlantic Corporation, Bell Atlantic Mobile Systems, Inc., NYNEX Corporation and NYNEX Mobile Communications Co. (collectively, the "Plaintiffs") against AT&T and McCaw on August 8, 1994. In the action, which was described in AT&T's Form 10-Q for the quarterly period ended June 30, 1994, and subsequent Form 8-K, date of report August 25, 1994, the Plaintiffs sought: a preliminary injunction preventing and restraining the Merger until the Court had ruled on the merits of the case; a judgment that the Merger violates Section 7 of the Clayton Act; and a permanent injunction enjoining the Merger and any acquisition by AT&T of any direct or indirect interest in McCaw.

          In the Stipulation and Order, the Plaintiffs withdrew their request for preliminary injunctive relief to enjoin the Merger and the Court vacated the requirement in its Order dated August 26, 1994, that AT&T provide three days' notice of the closing of the Merger. The Plaintiffs are prohibited from taking any other action seeking to prevent, delay or otherwise interfere with the closing of the Merger (but can continue to participate in the Federal Communications Commission ("FCC") and the Tunney Act proceedings and any reviews thereof or appeals therefrom). A trial on the merits of the Plaintiffs' request for permanent injunctive relief is set to commence on November 1, 1994. Additionally, nothing in the Stipulation and Order constitutes an admission and nothing in the Stipulation and Order shall be admissible or used in any form in any other proceeding.

          The Court further ordered that upon closing of the Merger and until December 31, 1994:

          1. McCaw shall not increase its long-distance prices to cellular customers, and AT&T shall not initiate tariff filings that increase long-distance prices to the Plaintiffs' cellular customers other than through tariffs that do not distinguish between cellular-originated and landline-originated calls.

          2. In the event the Plaintiffs believe AT&T or McCaw have improperly increased the prices charged to the Plaintiffs for cellular network equipment or software, the Plaintiffs may apply to the Court for relief.

          3. AT&T shall not furnish to McCaw, or use in marketing McCaw's services, lists of, or usage information concerning, cellular customers of the Plaintiffs who have presubscribed to AT&T's long-distance service for their cellular service.

          4. AT&T may elect the board of directors of McCaw and exercise management and direction as required (a) under applicable FCC and state regulatory rules and regulations, (b) to permit the Merger to qualify as a tax-free merger, (c) for pooling of interests accounting treatment, (d) to allow McCaw to undertake acquisitions or PCS (personal communications services) bids or to finance or fund McCaw's operations, and (e) to comply with the Section I(D) order under the
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Form 8-K                                                    AT&T Corp.
September 14, 1994

     Modified Final Judgment, and AT&T's stipulation with the United States in UNITED STATES v. AT&T CORP., No. 94-01555 (HHG), both in the U.S. District Court for the District of Columbia. AT&T will not otherwise take any action to alter the current practices of McCaw's cellular systems. No physical assets or intellectual property shall be transferred between AT&T and McCaw outside the ordinary course of business absent prior notice to the Plaintiffs.

          5. AT&T will not take any action that will reduce its allocation of resources or personnel or level of support with respect to the development or availability of cellular network equipment or associated software purchased by or developed for the Plaintiffs or the provision of installation, delivery, maintenance and repair services for such equipment or software, where such action adversely affects the Plaintiffs' business.

          6. No new compensation programs shall be introduced which reward AT&T officers, directors or employees for McCaw's performance.

          7. AT&T will not transfer employees to or from McCaw without providing notice to the Plaintiffs.

          8. AT&T shall engage in no new proprietary development of cellular network equipment, including software, or cellular long-distance services for McCaw.

          9. McCaw shall not pay any dividends to AT&T without Court approval.































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Form 8-K                                                    AT&T Corp.
September 14, 1994



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  AT&T Corp.




                              By  S. L. Prendergast
                                  Vice President and Treasurer




September 15, 1994